Exhibit 99.(j)

INDEPENDENT AUDITORS’ CONSENT

We consent to use of our report dated January 18, 2002, with respect to SG Cowen Opportunity Fund as reorganized into the TCW Galileo Funds, Inc. as the TCW Opportunity Fund, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

KPMG LLP

New York, New York
September 10, 2002